Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-216976) of Banco Santander (Brasil) S.A. of our report dated April 9, 2018 relating to the financial statements, supplemental information and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes
São Paulo, Brazil
April 9, 2018